Exhibit 10.1

SECOND AMENDMENT TO

ENVESTNET, INC. MANAGEMENT INCENTIVE PLAN

FOR ENVESTNET | TAMARAC MANAGEMENT EMPLOYEES

The Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees (the “Plan”) is hereby amended, effective as of May 7, 2013, by the following particulars:

1. By substituting the following paragraph for the final paragraph of Subsection 1.1 of the Plan:

“It is intended that all Awards granted under the Plan prior to April 11, 2013 shall constitute ‘employee inducement awards’ within the meaning of NYSE Rule 303A.08 and shall not require shareholder approval pursuant to the foregoing Rule. Effective as of April 11, 2013, any awards made pursuant to the Plan shall be made under the Envestnet, Inc. 2010 Long-Term Incentive Plan (the “LTIP”) and the Plan shall be a subplan of the LTIP. Notwithstanding any other provision of the Plan, shares of Stock issuable under an Award granted prior to April 11, 2013 that again become available for issuance under the Plan for any reason shall, in no event, be granted or issued to any person who first became a ‘Participant’ in the Plan on or after April 11, 2013.”

2. By substituting the phrase “March 31, 2015” in each place the phrase “March 15, 2015” appears in Subsection 2.5 of the Plan.